Exhibit 8.2

REEDER & SIMPSON P.C.

P.O. Box 601	Telephone:	011-692-625-3602
RRE Commercial Center	Facsimile:	011-692-625-3603
Majuro, MH 96960	Email:	dreeder@ntamar.net
simpson@otenet.gr

April 18, 2007

Seaspan Corporation

Attn: Gerry Wang

Room 503, 5/F

Lucky Commercial Center

103 Des Voeux Road West

Hong Kong, SAR PRC

Re: Seaspan Corporation – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to Seaspan Corporation (the “Company”), a non-resident domestic corporation formed under the laws of the RMI, with respect to certain legal matters in connection with the registration by the Company on Form F-3 (No. 333-          ) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of common shares of the Company.

In connection therewith, we reviewed the discussion (the “Discussion”) set forth under the caption “Non-United States Tax Consequences—Marshall Islands Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.